Exhibit 11

               BOSTON SCIENTIFIC CORPORATION AND SUBSIDIARIES
                      Computation of Earnings Per Share
                (In thousands, except per share information)
                                 (Unaudited)

                                                       Three Months Ended          Six Months Ended
                                                            June 30,                  June 30,
- -----------------------------------------------------------------------------------------------------
                                                        1996         1995         1996         1995
- -----------------------------------------------------------------------------------------------------

Primary:
  Weighted average shares outstanding                  178,000      175,426      177,526      174,669

  Net effect of dilutive stock options - based on
    the treasury stock method using average
    market price                                         4,662        3,734        2,331
- -----------------------------------------------------------------------------------------------------

  Total                                                182,662      179,160      179,857      174,669
=====================================================================================================

  Net income (loss)                                   $ 23,510     $ 49,029     $ 22,519     $(15,033)
=====================================================================================================

  Per share amount                                    $   0.13     $   0.27     $   0.13     $  (0.09)
=====================================================================================================

Fully Diluted:
  Weighted average shares outstanding                  178,000      175,426      177,526      174,669

  Net effect of dilutive stock options - based on
   the treasury stock method using quarter
   end market price, if higher than average
   market price                                          4,871        4,117        4,871
- -----------------------------------------------------------------------------------------------------

  Total                                                182,871      179,543      182,397      174,669
=====================================================================================================

  Net income (loss)                                   $ 23,510     $ 49,029     $ 22,519     $(15,033)
=====================================================================================================

  Per share amount                                    $   0.13     $   0.27     $   0.12     $  (0.09)
=====================================================================================================